Exhibit 5.1

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com

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August 26, 2021

The Beachbody Company, Inc.

3301 Exposition Blvd

Santa Monica, CA 90404

Re:	The Beachbody Company, Inc. -

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to the Beachbody Company, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of up to 68,075,374 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), of which (i) up to 34,442,594 Shares are issuable under The Beachbody Company, Inc. 2021 Incentive Award Plan (the “2021 Incentive Plan”); (ii) up to 3,044,259 Shares are issuable under The Beachbody Company, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP Plan”); and (iii) up to 34,588,520 Shares are issuable under The Beachbody Company, Inc. Amended and Restated 2020 Equity Compensation Plan (the “2020 Plan” and, together with the 2021 Incentive Plan and the 2021 ESPP Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related , other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in

The Beachbody Company, Inc.

August 26, 2021

accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP